UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 20, 2009

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 though 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors of Rimage Corporation (the “Company”) has appointed Samir Mittal as the Company’s Senior Vice President and Chief Technology Officer effective September 14, 2009, the scheduled first day of his employment. Mr. Mitall will report to Sherman L. Black, the Company’s President and Chief Operating Officer.

Prior to joining Rimage, Mr. Mittal, 41, was senior core team leader for the Business Critical Products Group of Seagate Technology (NasdaqGS: STX) from July 2008. From April 2006 to June 2008, he was senior director of the Servo Engineering Department at Seagate’s Twin Cities operation and from February 2005 to March 2006, was a director of the Servo Engineering Department. From July 2001 to January 2005, Mr. Mittal also held various engineering positions at Seagate. Mr. Mittal graduated from the University of Delhi, India with a bachelor’s degree in engineering, and earned his masters of science degree from the University of Maryland. In 1998, Mr. Mittal also earned his Ph. D. from Ohio State University specializing in the design and control of electro-mechanical systems.

The Company offered Mr. Mittal the position by an offer letter that was accepted by him on August 20, 2009, a copy of which is attached hereto as Exhibit 10.1. The Board of Directors and Compensation Committee approved the compensation described in the offer letter, which includes a base salary of $215,000 per year, an opportunity to earn a cash bonus equal to 50% of his base salary under the Company’s cash bonus program for executive officers, and the stock option and restricted stock awards described below. Mr. Mittal is also eligible to participate in the Company’s benefit programs. In addition, Mr. Mittal will enter into the Company’s form of non-disclosure and non-competition agreement and the Company’s current form of severance and change of control letter agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 22, 2008.

In connection with Mr. Mittal’s hiring, the Company will grant Mr. Mittal on the first day of his employment a non-qualified stock option to purchase 50,000 shares of the Company’s common stock and 5,000 shares of restricted stock. The restrictions on the restricted stock award will lapse in full on the first anniversary of Mr. Mittal’s start date. The option and restricted stock awards will also be subject to the Company’s standard form of equity award agreements, as well as the terms and conditions of the Company’s 2007 Stock Incentive Plan.

The Company announced Mr. Mittal’s appointment by a press release issued on August 24, 2009, which is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter from Rimage Corporation to Samir Mittal regarding offer of employment, accepted on August 20, 2009.

99.1	Press Release dated August 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:  August 25, 2009